       As filed with the Securities and Exchange Commission on October 31, 1996

                                                               File No. 811-9130
                                                                        --------
      -------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                      FORM N-1A

                             REGISTRATION STATEMENT UNDER
                          THE INVESTMENT COMPANY ACT OF 1940

                                   Amendment No. 2

               --------------------------------------------------------
                                SCHRODER CAPITAL FUNDS
               (Exact Name of Registrant as Specified in its Charter)

                      Two Portland Square, Portland, Maine 04101
                       (Address of Principal Executive Office)

          Registrant's Telephone Number, including Area Code: 207-879-1900
          ----------------------------------------------------------------

                               Thomas G. Sheehan, Esq.
                           Forum Financial Services, Inc.
                                 Two Portland Square
                                Portland, Maine 04101
                       (Name and Address of Agent for Service)

                                     Copies to:

                               R. Darrell Mounts, Esq.
                             Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, N.W.
                                Washington, D.C. 20036
          ----------------------------------------------------------------

                                  EXPLANATORY NOTE


     This  Registration  Statement  is being  filed  by  Registrant pursuant  to
     Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.


     THIS REGISTRATION STATEMENT IS INTENDED TO SUPPLEMENT THE PREVIOUSLY FILED REGISTRATION STATEMENT OF THE SCHRODER CAPITAL FUNDS AND DOES NOT EFFECT THE INTERNATIONAL EQUITY FUND, SCHRODER EMERGING MARKETS FUND INSTITUTIONAL PORTFOLIO AND SCHRODER U.S. SMALLER COMPANIES PORTFOLIO.

                                       PART A
                                     (Prospectus)

                                Schroder Capital Funds
                                       ________

                  Schroder International Smaller Companies Portfolio

                                     Introduction

     Schroder  Capital  Funds   (the  "Trust")  is  registered  as  an  open-end
     management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust offers shares of beneficial interest in multiple series, each of which has distinct investment objectives and policies. The Trust currently comprises four series: Schroder International Smaller Companies Portfolio (the "Portfolio"), International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio and Schroder U.S. Smaller Companies Portfolio. This Part A relates solely to the Portfolio.

     The Trust does not offer its shares directly to the public; shares are offered exclusively to various institutional investors (including other investment companies) as described in Item 4 below. An investor that is an investment company or other collective investment vehicle typically will have investment objectives and polices substantially similar to those of the series in which it invests and typically will seek to achieve its investment objective by holding shares of a series, instead of separately managing its own portfolio of investment securities and related assets.

     Shares of the Trust are not offered publicly and, accordingly, are not registered under the Securities Act of 1933 (the "1933 Act"). Due to this, in accordance with paragraph 4 of Instruction F of the General Instructions to Form N-1A adopted by the Securities and Exchange Commission (the "Commission"), responses to Items 1, 2, 3 and 5A of this Part A of the Trust's registration statement on Form N-1A have been omitted.

     Item 1.          Cover Page.
     ------           -----------

     Omitted.  See "Introduction" above.

     Item 2.          Synopsis.
     ------           --------

     Omitted.  See "Introduction" above.

     Item 3.          Condensed Financial Information.
     ------           -------------------------------

     Omitted.  See "Introduction" above.

     Item 4.          General Description of Registrant.
     ------           ---------------------------------

     The Trust was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 6, 1995. The Trust has an unlimited number of authorized shares of beneficial interest. Beneficial interests in the Trust are divided into four separate series, the Portfolio, International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio and Schroder U.S. Smaller Companies Portfolio, each of which has distinct investment objective and distinct investment policies. The assets of each series belong only to that series, and the assets belonging to a series shall be charged with the liabilities of that series and shall bear all expenses, costs, charges and reserves attributable to that series. The Trust is empowered to establish, without investor approval, additional series which may have different investment objectives and policies.

     The Portfolio  is classified  as a  "diversified" investment  company under
     the  1940  Act  and   is  expected  to  commence  operations  on  or  about
     November 1, 1996.

     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by certain institutional investors, whether organized within or outside of the U.S. (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


                                Investment Objective

     The investment objective of the Portfolio is long-term capital appreciation through investment in securities markets outside the United States. There can be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may not be changed without approval of the holders of a majority of the outstanding voting interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities" as defined in the 1940 Act) of the Portfolio.


                                 Investment Policies

     The Portfolio will seek to achieve its investment objective by investing, under normal market conditions, at least 65% of its total assets in equity securities of companies domiciled outside the United States that, at the time of purchase, have market capitalizations of $1.5 billion or less.

     Investments made on behalf of the Portfolio are selected by the Portfolio's investment advisor, Schroder Capital Management International Inc. (the "Advisor"), on the basis of their potential for capital appreciation without regard for current income. The Advisor will consider the following factors in determining the potential for capital appreciation: issuers' sensitivity to cyclical factors; issuers' potential for long-term growth; issuers' financial conditions; whether issuers'
     management holds a significant equity position in the issuer; and valuation. This investment approach provides the Portfolio the opportunity to benefit of purchasing undervalued equities.

     The Portfolio may purchase preferred stock and convertible securities, including warrants and convertible preferred stock, and may purchase American Depository Receipts, European Depository Receipts, Global Depository Receipts or other similar securities of foreign issuers. The Portfolio may also enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss to the Portfolio from adverse movements in currency values, the contracts also limit possible gains from favorable movements. For temporary defensive purposes, the Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with U.S. banks and broker-dealers with respect to) short-term debt securities, including U.S. Government securities, certificates of deposit and bankers' acceptances of U.S. banks. The Portfolio may also hold cash and time deposits in foreign banks denominated in any major foreign currency. See "Investment Policies" in Part B for further information about these securities.

     Countries in which the Portfolio may invest include, Japan, Germany, the United Kingdom, France, Italy, Belgium, Switzerland, the Netherlands, Hong Kong, Singapore/Malaysia, Australia, Sweden, Norway, Denmark and Spain. The Portfolio has a non-fundamental policy to invest in the securities of foreign issuers domiciled in at least three foreign countries. In general, the Portfolio will invest only in securities of companies and governments in countries that the Advisor, in its judgment, considers both politically and economically stable. The Portfolio may invest more than 25% of its total assets in issuers located in any one country. To the extent it invests in issuers located in one country, the Portfolio is susceptible to factors adversely affecting that country. See "Additional Investment Policies and Risk Considerations."

     In selecting securities denominated in foreign currencies, the Advisor will consider, among other factors, the effect of movement in currency exchange rates on the U.S. dollar value of such securities. An increase in the value of a currency will increase the total return to the Portfolio of securities denominated in such currency. Conversely, a decline in the value of the currency will reduce the total return. The Portfolio may seek to hedge all or a portion of the Portfolio's foreign securities through the use of forward foreign currency contracts ("forward contracts"). Although such contracts may reduce the risk of loss to the

     Portfolio from adverse movements in currency values, the contracts also limit possible gains from favorable movements.

                               Investment Restrictions

     The investment objective and all investment policies of the Portfolio that are designated as fundamental may not be changed without approval of the holders of a majority of the outstanding voting securities of the Portfolio. A majority of outstanding voting securities means the lesser of (1) 67% of the shares present or represented at a shareholder meeting at which the holders of more than 50% of the outstanding shares are present or represented, or (ii) more than 50% of outstanding shares. Unless otherwise indicated, all investment policies of the Portfolio are not fundamental and may be changed by the Board of Trustees without approval of the shareholders of the Portfolio. Likewise, non-fundamental investment policies of the Portfolio may be changed by the Board of Trustees without approval of the Portfolio's interest holders.

                                  Investment Types

     COMMON AND PREFERRED STOCK AND WARRANTS. The Portfolio may invest in common and preferred stock. Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company, but rather, upon liquidation of the company, are entitled to their pro rata share of the company's assets after creditors (including fixed income security holders) and, if applicable, preferred stockholders are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, generally, as to the recovery of investment. A preferred stockholder is a shareholder in a company and not a creditor of the company, as is a holder of the company's fixed income securities. Dividends paid to common and preferred stockholders are distributions of the earnings of the company and not interest payments, which are expenses of the company. Equity securities owned by the Portfolio may be traded in the over-the-counter market or on a securities exchange but may not be traded every day or in the volume typical of securities traded on a major U.S. national securities exchange. As a result, disposition by the Portfolio of a security to meet withdrawals by interest holders may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the book value of an issuer or other objective measure of a company's worth. The Portfolio may also invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time.

     ADRs. The Portfolio may invest in certain emerging market issuers exclusively or primarily through the purchase of sponsored and unsponsored American Depository Receipts ("ADRs") or other similar securities, such as

     American Depository Shares, Global Depository Shares or International Depository Receipts or through investment in government-approved investment companies or other vehicles. ADRs are receipts typically issued by U.S. banks evidencing ownership of the underlying securities, into which they are convertible ADRs. These securities may or may not be denominated in the same currency as the underlying securities. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of unsponsored ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights.

     Foreign Exchange Contracts. Changes in foreign currency exchange rates will affect the U.S. dollar values of securities denominated in currencies other than the U.S. dollar. The rate of exchange between the U.S. dollar and other currencies fluctuates in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors, many of which may be difficult if not impossible to predict. When investing in foreign securities, the Portfolio usually effects currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange market. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

     The Portfolio may enter into forward contracts or futures contracts or options for the purchase or sale of foreign currency to "lock in" the U.S. dollar price of the securities denominated in a foreign currency or the U.S. dollar value of interest and dividends to be paid on such securities, or to hedge against the possibility that the currency of a foreign country in which the Portfolio has investments may suffer a decline against the
     U.S. dollar. A forward contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. This method of attempting to hedge the value of portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency. The Portfolio does not intend to maintain a net exposure to such contracts where the fulfillment of its obligations under such contracts would obligate it to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in the currency. The Portfolio will not enter into these contracts for speculative purposes and will not enter into non-hedging currency contracts. These contracts involve a risk of loss if the Advisor fails to predict currency values correctly. The Portfolio has no present intention to enter into currency futures contracts or options but may do so in the future.

     Because most of the Portfolio's income will be received and realized in foreign currencies and it will be required to compute and distribute income in U.S. dollars, a decline in the value of a particular foreign currency against the U.S. dollar occurring after the Portfolio's income has been earned and thereafter computed into U.S. dollars may require it to liquidate some portfolio securities to acquire sufficient U.S. dollars to make such distributions. Similarly, if the exchange rate declines between the time the Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the Portfolio may be required to liquidate additional foreign securities to purchase the U.S. dollars required to meet such expenses.

     When-Issued and Delayed Delivery Securities and Forward Commitments. From time to time, in the ordinary course of business, the Portfolio may purchase securities on a when-issued or delayed delivery basis or may purchase or sell securities on a forward commitment basis. When such transactions are negotiated, the price is fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. There is no overall limit on the percentage of the Portfolio's assets that may be committed to the purchase of securities on a when-issued, delayed delivery or forward commitment basis. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a when-issued, delayed delivery or forward commitment basis may increase the volatility of its net asset value.

     When, As and If Issued Securities. The Portfolio may purchase securities on a "when, as and if issued" basis under which the issuance of the security depends upon the occurrence of a subsequent event, such as approval of a merger, corporate reorganization, leveraged buyout or debt restructuring. If the anticipated event does not occur and the securities are not issued, the Portfolio will have lost an investment opportunity. There is no overall limit on the percentage of the Portfolio's assets that may be committed to the purchase of securities on a "when, as and if issued" basis. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when, as and if issued" basis may increase the volatility of its net asset value.

                                 Risk Considerations

     Foreign Investments. All investments, foreign and domestic, involve certain risks. Investment in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. In general, the Portfolio will invest only in securities of companies and governments in countries that the Advisor, in its judgment, considers both politically and economically stable. Nevertheless, all foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital and changes in foreign governmental attitudes towards private investment possibly leading to nationalization, increased taxation or confiscation of Portfolio assets. To the extent the Portfolio invests substantially in issuers located in one country or area, such investments may be subject to greater risk in the event of political or social instability or adverse economic developments affecting that country or area.

     Moreover, (i) dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income earned by the Portfolio and thus available for distribution to its shareholders; (ii) commission rates payable on foreign portfolio transactions are generally higher than in the United States; (iii) accounting, auditing and financial reporting standards differ from those in the United States, and which means that less information about foreign companies may be available than is generally available about issuers of comparable securities in the United States; (iv) foreign securities often trade less frequently and with less volume than U.S. securities and consequently may exhibit greater price volatility; and (v) foreign securities trading practices, including those involving securities settlement, may expose the Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer or registrar.

     Emerging Markets. The Portfolio may invest in securities of issuers located in countries considered by some to be emerging market countries. The risks of investing in foreign securities may be greater with respect to securities of issuers in, or denominated in the currencies of, emerging market countries. The economies of emerging market countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other developed countries. Disclosure and regulatory standards in many respects are less stringent in emerging market countries than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging markets and the activities of investors in such markets, and enforcement of existing regulations may be extremely limited. Investing in local markets, particularly in emerging market countries, may require the Portfolio to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the Portfolio. Certain emerging market countries may also restrict investment opportunities in issuers in industries deemed important to national interests.

     Currency Fluctuations and Devaluations. Because the Portfolio will invest heavily in non-U.S. currency denominated securities, changes in foreign currency exchange rates will affect the value of the Portfolio's investments. A decline in the value of currencies in which the Portfolio's investments are denominated against the U.S. dollar will result in a corresponding decline in the U.S. dollar value of its assets. This risk tends to be heightened in the case of investing in certain emerging market countries.

     Smaller Companies. Investments in smaller capitalization companies involve greater risks than those risks associated with investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies. The trading volume of securities of smaller capitalization companies is normally less than that of larger capitalization companies and, consequently, generally have a disproportionate effect on their market price, tending to make them rise more in response to buying demand and fall more in response to selling pressure than is the case with larger capitalization companies.

     Investments in small, unseasoned issuers generally involve greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel which have not been thoroughly tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities, which the Fund may purchase when they are offered to the public for the first time, may have a limited trading market, which may adversely affect their sale by the Fund and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engage in trading this type of security, the Fund may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

     Geographic Concentration. The Portfolio may invest more than 25% of its total assets in issuers located in any one country. To the extent it invests in issuers located in one country, the Portfolio is susceptible to factors adversely affecting that country. In particular, these factors may include the political and economic developments and foreign exchange rate fluctuations discussed above. As a result of investing substantially in one country, the value of the Portfolio's assets may fluctuate more widely than the value of shares of a comparable portfolio having a lesser degree of geographic concentration.

     Portfolio Turnover. The Portfolio may engage in short-term trading but its portfolio turnover rate is not expected to exceed 100%. High portfolio turnover and short-term trading involve correspondingly greater commission expenses and transaction costs. Also, higher portfolio turnover rates may cause shareholders of the Portfolio to recognize gains for federal income tax purposes. See "Taxation" in Part B for further detail.


     Item 5.          Management of the Trust.
     ------           ------------------------

                                Trustees and Officers

     The business and affairs of the Portfolio are managed under the direction of the Board of Trustees. The Board of Trustees formulates the general policies of the Portfolio and the Trust and meets periodically to review the results of the Portfolio, monitor investment activities and practices and discuss other matters affecting the Portfolio and the Trust. Additional information regarding the Trustees and executive officers of the Trust may be found in Part B.

                       Investment Adviser and Portfolio Manager

     Schroder Capital Management International Inc. ("SCMI"), 787 Seventh Avenue, New York, New York 10019, serves as Investment Adviser to the Portfolio. SCMI manages the investment and reinvestment of the assets in the Portfolio and continuously reviews, supervises and administers the Portfolio's investments. In this regard, it is the responsibility of SCMI to make decisions relating to the Portfolio's investments and to place purchase and sale orders regarding investments with brokers or dealers selected by it in its discretion. For its services with respect to the Portfolio, the Investment Advisory Agreement between SCMI and the Trust provides that SCMI will receive a monthly advisory fee at the annual rate of 0.85% of the Portfolio's average daily net assets. SCMI has agreed, however, to limit its fee to an annual rate of 0.75% of the Portfolio's average daily net assets. Such fee limitation arrangement shall remain in effect until its elimination is approved by shareholders.

     SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated, the wholly-owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large world-wide group of banks and financial services companies (the "Schroder Group"), with associated companies and branch and representative offices located in eighteen countries world-wide. The investment management subsidiaries of the Schroder Group had assets under management of approximately $100 billion as of June 30, 1996.

     The  investment management  team  of  Mark J.  Smith,  a  Trustee and  Vice
     President of the Trust and Laura Luckyn-Malone, a Trustee and Vice President of the Trust, with the assistance of an investment committee, is primarily responsible for the day-to-day management of the Portfolio's investment portfolio. Mr. Smith has been a First Vice President of SCMI since 1990 and a Director there since 1993. Ms. Luckyn-Malone has been a Senior Vice President and Director of SCMI since 1990.


                               Administrative Services

     On behalf of the Portfolio, the Trust has entered into an administrative services contract with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. Schroder Advisors is a wholly-owned subsidiary of SCMI. On behalf of the Portfolio, the Trust has also entered into a sub-administrative agreement with Forum Financial Services, Inc. ("Forum"), Two Portland Square, Portland, Maine 04101. Pursuant to these agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI. Schroder Advisors is compensated at the annual rate of 0.15% of the Portfolio's average daily net assets, a portion of which Forum receives for its services provided to the Portfolio.

                       Transfer Agent and Portfolio Accountant

     Forum Financial Corp., P.O. Box 446, Portland, Maine 04112, acts as the Portfolio's transfer agent and portfolio accountant.

                                       Expenses

     The Portfolio is obligated to pay all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees; costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses associated with calculating the net asset value and the net income of the Portfolio. The Portfolio's expenses are comprised of Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among the series of the Trust in proportion to their average net assets or as otherwise determined by the Board of Trustees.


                                Portfolio Transactions

     SCMI places orders for the purchase and sale of the Portfolio's investments with brokers and dealers selected by SCMI in its discretion and seeks "best execution" of such portfolio transactions. The Portfolio may pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. Commission rates for brokerage transactions are fixed on many foreign securities exchanges, and this may cause higher brokerage expenses to accrue to the Portfolio than would be the case for comparable transactions effected on U.S. securities exchanges.

     Subject to the Portfolio's policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ Schroder Securities Limited and its affiliates (collectively, "Schroder Securities"), affiliates of SCMI, to effect transactions of the Portfolio on certain foreign securities exchanges. Because of the affiliation between SCMI and Schroder Securities, the Portfolio's payment of commissions to Schroder Securities is subject to procedures adopted by the Trust's Board of Trustees designed to ensure that such commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder Securities and in no event will Schroder Securities receive such brokerage in recognition of research services.

     Although the Portfolio does not currently engage in directed brokerage arrangements to pay expenses, it may do so in the future. These arrangements, whereby brokers executing the Portfolio's portfolio transactions would agree to pay designated expenses of the Portfolio if brokerage commissions generated by the Portfolio reached certain levels, might reduce the Portfolio's expenses. As anticipated, these arrangements would not materially increase the brokerage commissions paid by the Portfolio. Brokerage commissions are not deemed to be Fund expenses. In the Fund's fee table, per share table, and financial highlights, however, directed brokerage arrangements might cause Fund expenses to appear lower than actual expenses incurred.


                                      Custodian

     The Chase Manhattan Bank, N.A., Chase MetroTech Center, Brooklyn, New York 11245, acts as custodian of the Portfolio's assets.


     Item 5A.         Management's Discussion of Fund Performance.
     -------          -------------------------------------------

     Omitted.  See "Introduction" above.


     Item 6.          Capital Stock and Other Securities.
     ------           -----------------------------------

     The Trust was organized as a business trust under the laws of the  State of
     Delaware.   Under  the  Trust Instrument,  the  Trustees are  authorized to issue beneficial interests in separate series of the Trust.

     Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV").

     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, interests will be voted in the aggregate without reference to a particular series, except if the matter affects only one series or series voting is required, in which case interests will be voted separately by series. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors.

     Under the Federal securities laws, any person or entity that signs a registration statement may be liable for a misstatement or omission of a material fact in the registration statement. The Trust, its Trustees and certain of its officers are required to sign the registration statement of certain publicly offered investors in the Portfolio. In addition, under the Federal securities laws, the Trust could be liable for misstatements or omissions of a material fact in any proxy soliciting material of a publicly offered investor in the Trust. Under the Trust's Trust Instrument, each investor in the Portfolio indemnifies the Trust and its Trustees and officers (the "Trust Indemnitees") against certain claims. Indemnified claims are those brought against Trust Indemnitees but based on a misstatement or omission of a material fact in the investor's registration statement or proxy materials, except to the extent such claim is based on a misstatement or omission of a material fact relating to information about the Trust in the investor's registration statement or proxy materials that was supplied to the investor by the Trust. Similarly, the Trust indemnifies each investor in the Portfolio for any claims brought against the investor with respect to the investor's registration statement or proxy materials, to the extent the claim is based on a misstatement or omission of a material fact relating to information about a series of the registered investment company that did not invest in the Trust. The purpose of these cross-indemnity provisions is principally to limit the liability of the Trust to information that it knows or should know and can control. With respect to other prospectuses and other offering documents and proxy materials of investors in the Trust, the Trust's liability is similarly limited to information about and supplied by the Trust.

     The Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discounts), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the NAV of the investors' respective beneficial interests in the Portfolio.

     Under the anticipated method of the Portfolio's operations, it will not be subject to any income tax. However, each investor in the Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the "Code")) of the Portfolio's ordinary income and net capital gains, to the extent that the investor is subject to tax on its income. It is intended that the Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. The Trust will inform investors of the amount and nature of such income or gain.

     Item 7.          Purchase of Securities.
     -------          ----------------------

     Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolio are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

     The net asset value is calculated separately for each class of Shares of the Fund at 4:00 p.m. (eastern time), Monday through Friday, each day that the New York Stock Exchange is open for trading ("Fund Business Day"), which excludes the following holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Net asset value per Share is calculated by dividing the aggregate value of the Portfolio's assets less all Portfolio liabilities, if any, by the number of Shares of the Fund outstanding.

     Securities held by the Portfolio that are listed on recognized stock exchanges are valued at the last reported sale price, prior to the time when the securities are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last sale prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recent reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Trust's Board of Trustees.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     The exclusive placement agent for the Trust is Forum. Forum receives no compensation for serving as the exclusive placement agent for the Trust.


     Item 8.          Redemption or Repurchase.
     ------           -------------------------

     An investor in the Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal normally will be paid by the Portfolio in federal funds on the business day after the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Commission.

     Redemptions from the Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

     Item 9.          Pending Legal Proceedings.
     ------           --------------------------

     Not applicable.

                                       PART B
                        (Statement of Additional Information)

                                Schroder Capital Funds
                                       ________

                  Schroder International Smaller Companies Portfolio

     Item 10.         Cover Page
     --------         ----------

     Not applicable.

     Item 11.         Table of Contents.
     -------          ------------------

     General Information and History . . . . . . . . . . . . . . . . . . .   B-1
     Investment Objectives and Policies  . . . . . . . . . . . . . . . . .   B-1
     Management of the Trust . . . . . . . . . . . . . . . . . . . . . . .   B-7
     Control Persons and Principal Holders of Securities . . . . . . . . .  B-10
     Investment Advisory and Other Services  . . . . . . . . . . . . . . .  B-10
     Brokerage Allocation and Other Practices  . . . . . . . . . . . . . .  B-13
     Capital Stock and Other Securities  . . . . . . . . . . . . . . . . .  B-15
     Purchase, Redemption and Pricing of Securities  . . . . . . . . . . .  B-16
     Tax Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-16
     Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-19
     Calculations of Performance Data  . . . . . . . . . . . . . . . . . .  B-19
     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .  B-19

     Item 12.         General Information and History.
     --------         --------------------------------

     Not applicable.

     Item 13.         Investment Objectives and Policies.
     -------          -----------------------------------

                                 Investment Policies

     Introduction

     Part A contains information about the investment objective and policies of the Schroder International Smaller Companies Portfolio (the "Portfolio"), a series of Schroder Capital Funds (the "Trust"). The following discussion is intended to supplement the disclosure in Part A concerning the Portfolio's investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.

     Definitions

     As used in Part B, the following terms shall have the meanings listed:

     "Board" shall mean the Board of Trustees of the Trust.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1940 Act" shall mean the Investment Company Act of 1940, as amended.

     "Commission" shall mean the U.S. Securities and Exchange Commission.

     Foreign Securities

     Investment in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. There may be less publicly available information about foreign issuers than is available for U.S. issuers, and foreign auditing, accounting and financial reporting practices may differ from U.S. practices. Foreign securities markets may be less active than U.S. markets, trading may be thin and consequently securities prices may be more volatile. The Portfolio's investment adviser, Schroder Capital Management International, Inc. ("SCMI" or "Adviser") will, in general, invest only in securities of companies and governments of countries that, in its judgment, are both politically and economically stable. Nevertheless, all foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on the repatriation of foreign capital and changes in foreign governmental attitudes toward private investment, possibly leading to nationalization, increased taxation, or confiscation of Portfolio assets.

     Depository Receipts

     Investments in securities of foreign issuers may on occasion be in the form of sponsored or unsponsored American Depository Receipts ("ADRs") or European Depository Receipts ("EDRs") or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued in the United States by a bank or trust company evidencing ownership of the underlying securities. EDRs are typically issued in Europe under a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of unsponsored ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights.

     Use of Forward Contracts in Foreign Exchange Transactions

     To protect or "hedge" against adverse movements in foreign currency exchange rates, the Portfolio may invest in forward contracts to purchase or sell an agreed-upon amount of a specified currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Such contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. Although such contracts tend to minimize the risk of loss due to a decline in the value of the currency that is sold, they expose the Portfolio to the risk that the counterparty is unable to perform and they tend to limit commensurately any potential gain which might result should the value of such currency increase during the contract period.

     U.S. Government Securities

     The Portfolio may invest in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities that have remaining maturities not exceeding one year. Agencies and instrumentalities that issue or guarantee debt securities and that have been established or sponsored by the U.S. Government include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association, the Government National Mortgage Association and the Student Loan Marketing Association. Except for obligations issued by the U.S. Treasury and the Government National Mortgage Association, none of the obligations of the other agencies or instrumentalities referred to above is backed by the full faith and credit of the U.S. Government.

     Bank Obligations

     The Portfolio may invest in obligations of U.S. banks (including certificates of deposit and bankers' acceptances) having total assets at the time of purchase in excess of $1 billion. Such banks must be insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan.

     The Portfolio also may invest in certificates of deposit issued by foreign banks, denominated in any major foreign currency. The Portfolio will invest in instruments issued by foreign banks that, in the view of SCMI and the Board of Trustees of the Trust, are of creditworthiness and financial stature in their respective countries comparable to certificates of deposit issued by U.S. banks in which the Portfolio would invest.

     A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction.
     Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date.

     Short-Term Debt Securities

     The Portfolio may invest in commercial paper, that is, short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. The commercial paper purchased by the Portfolio for temporary defensive purposes consists of direct obligations of domestic issuers that, at the time of investment, are rated "P-1" by Moody's Investors Service, Inc. ("Moody's") or "A-1" by Standard & Poor's Ratings Services ("S&P"), or securities that, if not rated, are issued by companies having an outstanding debt issue currently rated Aa by Moody's or AAA or AA by S&P. The rating "P-1" is the highest commercial paper rating assigned by Moody's and the rating "A-1" is the highest commercial paper rating assigned by S&P.

     Repurchase Agreements

     The Portfolio may enter into repurchase agreements with U.S. banks or broker-dealers maturing in seven days or less. In a typical repurchase agreement the seller of a security commits itself at the time of the sale to repurchase that security from the buyer at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting an agreed-upon interest rate effective for the period the buyer owns the security subject to repurchase. The agreed-upon rate is unrelated to the interest rate on that security. Schroder Capital Management International Inc. ("SCMI"), the Portfolio's Investment Adviser, will monitor the value of the underlying security at the time the transaction is entered into and at all times during the term of the repurchase agreement to insure that the value of the security always equals or exceeds the repurchase price. In the event of default by the seller under the repurchase agreement, the Portfolio may have difficulties in exercising its rights to the underlying securities and may incur costs and experience time delays in connection with the disposition of such securities. To evaluate potential risks, SCMI reviews the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements.

     INVESTMENT RESTRICTIONS

     The following investment restrictions, except where stated to be fundamental policies, are non-fundamental policies of the Portfolio. The policies defined as fundamental cannot be changed without the vote of a "majority" of the Portfolio's outstanding voting interests. Under the 1940 Act, such a "majority" vote is defined as the vote of the holders of the lesser of (i) 67% or more of the interests present or represented by proxy at a meeting of interestholders, if the holders of more than 50% of the outstanding interests are present, or (ii) more than 50% of the outstanding interests.

     The following investment restrictions of the Portfolio are fundamental policies:

     (a) The Portfolio may not, with respect to 75% of its assets, purchase a security other than a security issued or guaranteed by the U.S. Government, its agencies or instrumentalities or a security of an investment company if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer or the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

     (b)      The Portfolio  may not  concentrate investments in  any particular industry; therefore, the Portfolio will not purchase the securities of companies in any one industry if, thereafter, 25% or more of the Portfolio's total assets would consist of securities of companies in that industry. This restriction does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. An investment of more than 25% of the Portfolio's assets in the securities of issuers located in one country does not contravene this policy.

     (c) The Portfolio may not borrow money in excess of 33-1/3% of its total assets taken at market value (including the amount borrowed) and then only from a bank as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions that may otherwise require untimely dispositions of Portfolio securities.

     (d) The Portfolio may not purchase or sell real estate, provided that the Portfolio may invest in securities issued by companies which invest in real estate or interests therein.

     (e) The Portfolio may not make loans to other persons, provided that for purposes of this restriction, entering into repurchase agreements or acquiring any otherwise permissible debt securities shall not be deemed to be the making of a loan.

     (f)      The  Portfolio   may  not  invest  in   commodities  or  commodity
              contracts other than foreign currency forward contracts.

     (g) The Portfolio may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under U.S. securities laws.

     (h) The Portfolio may not issue senior securities except to the extent permitted by the 1940 Act.

     The following investment restrictions of the Portfolio are non-fundamental policies:

     (a) The Portfolio will not purchase more than 3% of the outstanding securities of any closed-end investment company.

     (b) The Portfolio will not purchase securities while borrowings exceed 5% of total assets.

     (c) The Portfolio may not acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 15% of its net assets (taken at current value) would be invested in illiquid securities (securities that cannot be disposed of within seven days at their then-current value) or in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the Securities Act of 1933, as amended ("Restricted Securities"). This policy does not include restricted securities that can be sold to the public in foreign markets or that may be eligible for resale to qualified institutional purchasers pursuant to Rule 144A under the Securities Act of 1933 that are determined to be liquid by the Adviser pursuant to guidelines adopted by Core Trust's Board of Trustees.

     (d) The Portfolio may not make investments for the purpose of exercising control or management. (Investments by the Portfolio in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.)

     (e) The Portfolio may not purchase securities on margin, or make short sales of securities (except short sales against the box), except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities. The Portfolio may make margin deposits in connection with permitted transactions in options, futures contracts and options on futures contracts.

     (f) The Portfolio may not invest in oil, gas and other mineral resource, lease, or arbitrage transactions.

     (g) The Portfolio may not invest in warrants if, as a result, more than 5% of its net assets would be so invested or if, more than 2% of its net assets would be invested in warrants that are not listed on the New York or American Stock Exchanges.

     (h) The Portfolio may not purchase a security, other than a security issued or guaranteed by the U.S. Government, its agencies or instrumentalities if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer or the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

     Except for the policies on borrowing and illiquid securities, the percentage restrictions described above apply only at the time of investment and require no action by the Portfolio as a result of subsequent changes in value of the investments or the size of the Portfolio.

     Item 14.         Management of the Trust.
     -------          ------------------------

     The following information relates to the principal occupations of each Trustee and executive officer of the Trust during the past five years. Each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), an investment company with a series that intends to invest all of its assets in the Portfolio.

     PETER E. GUERNSEY, age 75, Oyster Bay, New York - a  Trustee of the Trust -
     Insurance  Consultant  since   August  1986;  prior  thereto   Senior  Vice
     President, Marsh & McLennan, Inc., insurance brokers.

     JOHN I. HOWELL, age 79, 7 Riverside Road, Greenwich, Connecticut - a Trustee of the Trust - Private Consultant since February 1987; Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

     LAURA E. LUCKYN-MALONE (a) (b) (c), age 43, 787 Seventh Avenue, New York, New York - President and a Trustee of the Trust - Managing Director of SCMI since October 1995; Director of SWIS since July 1995; prior thereto, Director and Senior Vice President of SCMI since February 1990; Director and President, Schroder Advisors.

     CLARENCE F. MICHALIS, age 74, 44 East 64th Street, New York, New York - a Trustee of the Trust - Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

     HERMANN C. SCHWAB, age 76, 787 Seventh Avenue, New York, New York - Chairman (Honorary) and a Trustee of the Trust - retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

     MARK J. SMITH (a) (b), age 34, 33 Gutter Lane, London, England - a Vice President and a Trustee of the Trust - First Vice President of SCMI since April 1990; Director and Vice President, Schroder Advisors.

     ROBERT G. DAVY, age 35, 787 Seventh Avenue, New York, New York - a Vice-President of the Trust - Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of Schroders plc in various positions in the investment research and portfolio management areas since 1986.

     RICHARD R. FOULKES, age 50, 787 Seventh Avenue, New York, New York - a Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director of SCMI since 1979, Director of Schroder Capital Management International Ltd. since 1989, and Executive Vice President of both of these entities.

     JOHN  Y. KEFFER,  age  53, 2  Portland  Square, Portland,  Maine  - a  Vice
     President of the Trust.   President of Forum Financial Services,  Inc., the

     Fund's administrator, and Forum Financial Corp., a transfer and dividend disbursing agent and fund accountant.

     JANE P. LUCAS (c), age 34, 787 Seventh Avenue, New York, New York - Vice President of the Trust - Director and Senior Vice President SCMI; Director of SWIS since September 1995; Assistant Director Schroder Investment Management Ltd. since June 1991.

     CATHERINE A. MAZZA, age 36, 787 Seventh Avenue, New York, New York - a Vice President of the Trust - Senior Vice President Schroder Advisors since December 1995; Vice President of SCMI since October 1994; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

     FARIBA TALEBI, age 35, 787 Seventh Avenue, New York, New York - a Vice President of the Trust - Group Vice President of SCMI since April 1993, employed in various positions in the investment research and portfolio management areas since 1987.

     JOHN A. TROIANO (b), age 37, 787 Seventh Avenue, New York, New York - a Vice President of the Trust - Managing Director of SCMI since October 1995; Director of Schroder Advisors since October 1992, Director and
     Senior Vice President of SCMI since 1991; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

     IRA L. UNSCHULD, age 31, 787 Seventh Avenue, New York, New York - a Vice President of the Trust - a Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993; prior to July, 1990, employed by various financial institutions as a securities or financial analyst.

     ROBERT JACKOWITZ (b) (c), age 29, 787 Seventh Avenue, New York, New York - Treasurer of the Trust - Vice President of SWIS since September 1995; Treasurer of SWIS and Schroder Advisers since July 1995; Vice President of SCMI since June 1995; and Assistant Treasurer of Schroders Incorporated since January 1993.

     MARGARET H. DOUGLAS-HAMILTON (b) (c), age 55, 787 Seventh Avenue, New York, New York - Secretary of the Trust - Secretary of SWIS since July 1995; Secretary of Schroder Advisers since April 1990; First Vice President and General Counsel of Schroders Incorporated since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

     DAVID I. GOLDSTEIN, age 34, 2 Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust - Counsel, Forum Financial Services, Inc. Since 1991; prior thereto, associate at Kirkpatrick & Lockhart LLP, Washington, D.C.

     THOMAS G. SHEEHAN, age 42, 2 Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust - Counsel, Forum Financial Services, Inc. since 1993; prior thereto, Special Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

     BARBARA GOTTLIEB (c), age 42, 787 Seventh Avenue, New York, New York - Assistant Secretary of the Trust - Assistant Vice President of SWIS since July 1995; prior thereto held various positions with SWIS affiliates.

     GERARDO MACHADO, age 58, 787 Seventh Avenue, New York, New York - Assistant Secretary of the Trust - Associate, SCMI.

     (a) Interested Trustee of the Trust within the meaning of the 1940 Act by virtue of positions with SCMI and its affiliates.

     (b) Schroder Fund Advisors, Inc. ("Schroder Advisors") is a wholly owned subsidiary of SCMI, which is a wholly owned subsidiary of Schroders Incorporated, which in turn is an indirect, wholly owned U.S. subsidiary of Schroders plc.

     (c) Schroder Wertheim Investment Services, Inc. ("SWIS") is a wholly owned subsidiary of Schroder Wertheim Holdings Incorporated which is a wholly owned subsidiary of Schroders, Incorporated, which in turn is an indirect wholly owned U.S. subsidiary of Schroders plc.

     The following table provides the estimated fees to be paid to each Trustee of the Trust for the fiscal year ended October 31, 1996.


                                                          Pension or
                                                          Retirement                                     Total
                                                    Benefits Accrued                         Compensation From
                                      Aggregate           As Part of     Estimated Annual       Trust And Fund
                              Compensation From            Portfolio        Benefits Upon      Complex Paid To
       Name of Trustee                    Trust             Expenses           Retirement            Trustees*
       ---------------        -----------------     ----------------     ----------------      ---------------
       Mr. Guernsey                      $4,000                   $0                   $0              $17,500
       Mr. Howell                         4,000                    0                    0               26,500
       Ms. Luckyn-Malone                      0                    0                    0                    0
       Mr. Michalis                       4,000                    0                    0                6,000
       Mr. Schwab                         7,000                    0                    0               10,500
       Mr. Smith                              0                    0                    0                    0


     * In addition to the Trust, "Fund Complex" includes Schroder Capital Funds, an open-end investment company for which SCMI serves as investment adviser, Schroder Capital Funds (Delaware), an open-end investment company for which SCMI serves as investment adviser, and Schroder Asian Growth
     Fund, Inc., a closed-end investment company for which SCMI serves as investment adviser.

     As of October 1, 1996, the officers and Trustees of the Trust owned, in the aggregate, less than 1% of the Trust's outstanding shares.

     Although the Trust is a Delaware business trust, certain of its Trustees or officers are residents of the United Kingdom and substantially all of their assets may be located outside of the U.S. As a result, it may be difficult for U.S. investors to effect service upon such persons within the United States or to realize judgments of courts of the United States predicated upon civil liabilities of such persons under the federal securities laws. The Trust has been advised that there is substantial doubt as to the enforceability in the United Kingdom of such civil remedies and criminal penalties as are afforded by the federal securities laws. Also it is unclear if extradition treaties now in effect between the U.S. and the United Kingdom would subject such persons to effective enforcement of criminal penalties.


     Item 15.         Control Persons and Principal Holders of Securities.
     --------         ---------------------------------------------------

     Prior to the Portfolio's commencement of operations, Forum Financial Services, Inc. ("Forum") and Forum Advisors, Inc., as initial investors in the Portfolio, will each own 50% of the value of the outstanding interests in the Portfolio. It is expected that, at the time of the Portfolio's commencement of operations, Schroder International Smaller Companies Fund (the "Fund"), a series of Schroder Capital Funds (Delaware), a Delaware business trust registered with the SEC as an open-end management investment company, will invest all of its investable assets in the Portfolio and control the Portfolio.

     Schroder Capital Funds (Delaware) has informed the Trust that whenever the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the Fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may invest in the Portfolio will follow the same or a similar practice.


     Item 16.         Investment Advisory and Other Services.
     -------          ---------------------------------------

                                  Investment Adviser

     Schroder Capital Management International Inc. ("SCMI"), 787 Seventh Avenue, New York, New York 10019, serves as investment adviser to the Portfolio pursuant to an Investment Advisory Contract. SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated, the wholly-owned U.S. holding subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies

     (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services and had assets under management of approximately $100 billion as of June 30, 1996.

     Pursuant to the Investment Advisory Contract, SCMI is responsible for managing the investment and reinvestment of the Portfolio's assets and for continuously reviewing, supervising and administering the Portfolio's investments. In this regard, it is the responsibility of SCMI to make decisions relating to the Portfolio's investments and to place purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board periodic reports on the investment performance of the Portfolio.

     Under the terms of the Investment Advisory Contract, SCMI is required to manage the Portfolio's investment portfolio in accordance with applicable laws and regulations. In making its investment decisions, SCMI does not use material information that may be in its possession or in the possession of its affiliates.

     The Investment Advisory Contract will continue in effect provided such continuance is approved annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Board and (ii) by a majority of the Trustees who are not parties to such contract or "interested persons" (as defined in the 1940 Act) of any such party. The Investment Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Portfolio on 60 days' written notice to SCMI, or by SCMI on 60 days' written notice to the Trust and it will terminate automatically if assigned. The Investment Advisory Contract also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of the SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the Investment Advisory Contract.


                               Administrative Services

     On behalf of the Portfolio, the Trust has entered into an administrative services contract with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. Schroder Advisors is a wholly-owned subsidiary of SCMI. On behalf of the Portfolio, the Trust has also entered into an sub-administration agreement with Forum Financial Services, Inc. ("Forum"), Two Portland Square, Portland, Maine 04101. Pursuant to these agreements, Schroder Advisors and Forum provide certain management and administration services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI pursuant to the investment advisory contract, including among other things, (i) preparation of shareholder reports and communications, (ii) regulatory compliance, such as reports to and filings with the Commission and state securities commissions, and (iii) general supervision of the operation of the
     Portfolio, including coordination of the services performed by the Portfolio's investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Schroder Advisors is compensated at the annual rate of 0.15% of the Portfolio's average daily net assets, a portion of which Forum receives for its services with respect to the Portfolio.

     The administrative services agreements are terminable with respect to the Portfolio without penalty, at any time, by vote of a majority of the Trustees of the Trust, upon 60 days' written notice to Schroder or Forum, or, upon 60 days' notice by Schroder or Forum. The administrative services agreements will terminate automatically in the event of their assignment.


                                      Custodian

     The  Chase  Manhattan  Bank,  N.A.,  through  its  Global  Custody Division
     located   in  London,  England,  acts  as   custodian  of  the  Portfolio's
     securities and cash.


                                Independent Auditors

     Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent accountants for the Trust.


                                Portfolio Accountant

     On behalf of the Portfolio, the Trust has entered into a Transfer Agency and Fund Accounting Agreement with Forum Financial Corp. ("FFC"), an affiliate of Forum. Pursuant to this agreement, FFC performs transfer agency and portfolio accounting services. FFC receives a base fee per year, plus additional amounts depending upon the assets of the Portfolio, the number and type of securities held by the Portfolio and the portfolio turnover rate of the Portfolio.

     Item 17.         Brokerage Allocation and Other Practices.
     -------     ----------------------------------------

     Investment Decisions

     Investment  decisions  for  the  Portfolio  and  for  the  other investment advisory clients of SCMI are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which in SCMI's opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

     Brokerage and Research Services

     Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Since most brokerage transactions for the Portfolio will be placed with foreign broker-dealers, certain portfolio transaction costs for the Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

     The Investment Advisory Contract authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers selected by SCMI in its discretion and to seek "best execution" of such portfolio transactions. SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities for the Portfolio through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain for the Portfolio the most favorable price and execution available. The Portfolio may, however, pay higher than the lowest available commission rates when
     SCMI believes  it is  reasonable to  do so  in light  of the  value of  the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI, having in mind the Portfolio's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealers involved and the quality of service rendered by the broker-dealers in other transactions.

     It has for many years been a common practice in the investment advisory business as conducted in certain countries, including the United States, for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, SCMI may receive research services from broker-dealers with which SCMI places the Portfolio's portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid by the Portfolio is not reduced because SCMI and its affiliates receive such services.

     As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Act"), SCMI may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to SCMI an amount of disclosed commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

     Subject  to  the   general  policies  regarding  allocation   of  portfolio
     brokerage as set forth above, the Board has authorized SCMI to employ Schroder Wertheim & Company, Incorporated ("Schroder Wertheim") an affiliate of SCMI, to effect securities transactions of the Portfolio, on the New York Stock Exchange only, provided certain other conditions are satisfied as described below.

     Payment of brokerage commissions to Schroder Wertheim for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on a national securities exchange paid by a registered investment company to a broker which is an affiliated person of such investment company or an affiliated person of another person so affiliated not exceed the usual and customary broker's commissions for such transactions. It is the Portfolio's policy that commissions paid to Schroder Wertheim will in the judgment of the officers of the Trust responsible for making portfolio decisions and selecting brokers, be (i) at least as favorable as commissions contemporaneously charged by Schroder Wertheim on comparable transactions for its most favored unaffiliated customers and (ii) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 promulgated by the Securities and Exchange Commission under Section 17(e) to ensure that commissions paid to Schroder Wertheim by the Portfolio satisfy the foregoing standards. The Board will review all transactions at least quarterly for compliance with such procedures.

     The Portfolio has no understanding or arrangement to direct any specific portion of its brokerage to Schroder Wertheim and will not direct brokerage to Schroder Wertheim in recognition of research services.


     Item 18.         Capital Stock and Other Securities.
     -------          -----------------------------------

     Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series (collectively, the "portfolios") of the Trust will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when
     (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

     The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. The Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

     The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is remote.


     Item 19.         Purchase, Redemption and Pricing of Securities.
     -------          -----------------------------------------------

     Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in the Portfolio are made and withdrawn at the net asset value ("NAV") next determined after an order is received by the Portfolio. NAV per share is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding. See Items 6, 7 and 8 in Part A.


     Item 20.         Tax Status.
     -------          -----------

     The Portfolio will be classified for federal income tax purposes as a partnership that will not be a "publicly traded partnership." As a result, the Portfolio will not be subject to federal income tax; instead, each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also will not be subject to Delaware income or franchise tax.

     Each investor in the Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the
     Portfolio's income, for purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company for federal income tax purposes ("RIC"). Accordingly, the Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

     Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

     Dividends and interest received by the Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions ("foreign taxes") that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors. If more than 50% of the value of a RIC investor's total assets (taking into account its proportionate share of the Portfolio's assets) at the close of any taxable year consists of securities of foreign corporations, the RIC investor will be eligible to, and may, file an election with the Internal Revenue Service that will enable its shareholders, in effect, to receive the benefit of the foreign tax credit with respect to its proportionate share of any foreign taxes paid by the Portfolio ("RIC investor's foreign taxes"). Pursuant to that election, the RIC investor would treat its foreign taxes as dividends paid to its shareholders, and each shareholder would be required to (1) include in gross income, and treat as paid by him, his proportionate share of the RIC investor's foreign taxes, (2) treat his share of those taxes and of any dividend paid by the RIC investor that represents its proportionate share of the Portfolio's income from foreign or U.S. possessions sources as his own income from those sources, and (3) either deduct the taxes deemed paid by him in computing his taxable income or, alternatively, use the foregoing information in calculating the foreign tax credit against his Federal income tax.

     The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC investor will be subject to Federal income tax on its proportionate share of a part of any "excess distribution" received by the Portfolio on the stock of a PFIC or of any gain on the Portfolio's disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC investor distributes its share of the PFIC income as a taxable dividend to its shareholders. The balance of the RIC investor's share of the PFIC income will be included in its investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

     If the Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, a RIC investor would be required to include in income each year its proportionate share of the Portfolio's pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which probably would have to be distributed by the RIC investor to satisfy certain distribution requirements -- even if the RIC investor's share of those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

     Pursuant  to  proposed  regulations,  open-end  RIC   investors,  would  be
     entitled to elect to "mark-to-market" their stock in certain PFICs. "Marking-to-market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark-to-market gain for each prior year for which an election was in effect).

     Gains or losses (1) from the disposition of foreign currencies, (2) on the disposition of a debt security denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition, and
     (3) that are attributable to fluctuations in exchange rates that occur between the time the Portfolio accrues interest, dividends, or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time it actually collects the receivables or pays the liabilities, generally are treated as ordinary income or loss. These gains or losses, referred to under the Code as "section 988" gains or losses, may increase or decrease the amount of investment company taxable income available to a RIC investor for distribution to its shareholders.

     The Portfolio's use of hedging strategies, such as entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses it realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from forward contracts derived by the Portfolio with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition of foreign currencies and forward contracts thereon will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains if they are held for less than three months and are not directly related to the Portfolio's principal business of investing in securities (or options and futures with respect thereto).


     Item 21.         Underwriters.
     -------          -------------

     Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, the Portfolio's administrator, serves as the Trust's placement agent. Forum receives no compensation for such placement agent services.


     Item 22.         Calculations of Performance Data.
     -------          --------------------------------

     Not applicable.

     Item 23.         Financial Statements.
     --------         ---------------------

     Not applicable.

                                       PART C
                                  OTHER INFORMATION


     Item 24.         Financial Statements and Exhibits.
     -------          ----------------------------------

     (a)      Financial Statements.

              (1)     Included in Part A

                      Not applicable

              (2)     Included in Part B

                      Not applicable

     (b)      Exhibits:

              (1) Trust Instrument of Schroder Capital Funds (the "Trust") (filed as Exhibit 1 to the Trust's Initial Registration Statement and incorporated herein by reference).

              (2)     Not applicable.

              (3)     Not applicable.

              (4)     Not applicable.

              (5)     (a)      Form of Investment Advisory Agreement between the
                               Trust    and    Schroder    Capital    Management
                               International  Inc.  ("SCMI")   with  respect  to
                               International  Equity   Fund,  Schroder  Emerging
                               Markets Fund Institutional Portfolio and Schroder
                               U.S.  Smaller  Companies   Portfolio  (filed   as
                               Exhibit 5 to the Trust's Amendment No. 1 and incorporated herein by reference).

                      (b) Form of Investment Advisory Agreement between the Trust and SCMI with respect to Schroder International Smaller Companies Portfolio (to be filed).

              (6)     Not required.

              (7)     Not applicable.

              (8) Form of Custodian Agreement between the Trust and The Chase Manhattan Bank, N.A. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 8 to the Trust's Initial Registration Statement and incorporated herein by reference).

              (9)     (a)      Form  of  Administration  Agreement  between  the
                               Trust  and  Schroder   Fund  Advisors  Inc.  with
                               respect to International Equity Fund and Schroder
                               Emerging  Markets  Fund  Institutional  Portfolio
                               (filed as  Exhibit 9(a)  to the  Trust's  Initial
                               Registration Statement and incorporated herein by reference).

                      (b) Form of Sub-Administration Agreement between the Trust and Forum Financial Services, Inc. ("Forum") with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(b) to the Trust's Initial Registration Statement and incorporated herein by reference).

                      (c) Form of Administration Agreement between the Trust and Forum with respect to the Schroder U.S. Smaller Companies Portfolio (to be filed).

                      (d) Form of Administration Agreement between the Trust and SCMI with respect to the Schroder U.S. Smaller Companies Portfolio (to be filed).

                      (e) Form of Administration Agreement between the Trust and SCMI with respect to the Schroder International Smaller Companies Portfolio (to be filed).

                      (f) Form of Sub-Administration Agreement between the Trust and Forum with respect to the Schroder International Smaller Companies Portfolio (to be filed).

                      (g) Form of Transfer Agency and Portfolio Accounting Agreement between the Trust and Forum Financial Corp. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(c) to the Trust's Initial Registration Statement and incorporated herein by reference).

                      (h) Form of Placement Agent Agreement between the Trust and Forum with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(d) to the Trust's Initial Registration Statement and incorporated herein by reference).

              (10)    Not required.

              (11)    Not required.

              (12)    Not required.

              (13)    Not applicable.

              (14)    Not applicable.

              (15)    Not applicable.

              (16)    Not applicable.


     Item 25.    Persons Controlled by or Under Common Control with Registrant.
     --------    --------------------------------------------------------------

              None

     Item 26.     Number of Holders of Securities as of September 30, 1996.
     --------     ---------------------------------------------------------

       Title of Class of Shares
       of Beneficial Interest                                    Number of Holders
       ------------------------                                  -----------------
       International Equity Fund                                          2
       Schroder Emerging Markets Fund Institutional Portfolio             2
       Schroder U.S. Smaller Companies Portfolio                          2
       Schroder International Smaller Companies Portfolio                 0


     Item 27.    Indemnification.
     --------    ----------------

              The Trust does not currently hold any directors' and officers' or errors and omissions insurance policies. The Trust's trustees and officers are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

              The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

              Provisions of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreement contained in this Registration Statement as Exhibit 5 and incorporated herein by reference. Likewise, Registrant has agreed to indemnify (1) Forum Financial Services, Inc. in the Administration and Sub-Administration Agreements, (2) Forum Financial Corp. in the Transfer Agency and Fund Accounting Agreement, and
     (3) Forum Financial Services, Inc. in the Placement Agent Agreement for certain liabilities and expenses arising out of their acts or omissions under the respective agreements.


     Item 28.    Business and Other Connections of Investment Advisers.
     -------     ------------------------------------------------------

              The following are the directors and principal officers of SCMI, including their business connections which are of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of SCMI which provides investment management services international clients located principally in the United States.

              I. Peter Sedgwick, Chairman. Mr. Sedgwick is also Vice Chairman of Schroders PLC, 120 Cheapside, London EC2V 6DS, United Kingdom, the holding company of the various Schroder companies, Chairman and Director of Schroder Ltd., Director and Chief Executive Officer of Schroder Investment Management Limited, an investment management company, Director of Schroder Investment Management
              (UK) Limited, Schroder Personal Financial Management Limited, Schroder Investment Management (Europe) Limited, Schroder Investment Trust Management Limited and Church, Charity & Local Authorities Fund Managers Limited, 2 Fore Street, London EC2Y
              5AQ, United Kingdom, each an investment management company, and Director, The Equitable Life Assurance Company, Walton Street, Aylesbury, Bucks, United Kingdom, a life assurance company. Mr. Sedgwick is also a director of various nominee companies and of various unit trust companies, investment trusts and closed end investment companies for which SCMI and/or its affiliates provide investment services.

              David M. Salisbury, Chief Executive Officer. Mr. Salisbury is also the Joint Chief Executive Officer and Director of Schroder Ltd. and Director of Dimensional Fund Advisors Inc., 1299 Ocean

              Avenue, Santa Monica, California, an investment advisory company and DFA Securities Inc., a broker dealer subsidiary of
              Dimensional Fund Advisors Inc. located at the same address. Until October 1992 Mr. Salisbury was Chairman of Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York, a broker dealer. Mr. Salisbury is a director or former director of various investment trust companies and closed end investment companies for which SCMI and/or its affiliates provide investment services.

              John S. Ager,  Director.  Mr. Ager is  also a Director of Schroder
              Ltd.

              Richard R. Foulkes, Director. Mr. Foulkes is also a Director of Schroder Ltd.

              David  Gibson,  Director.   Mr.  Gibson  is  also  a  Director  of
              Schroder Ltd. and Director of Schroder Investment Management Limited.

              C. John Govett, Director. Mr. Govett is also a Director of Schroder Ltd., Schroder Investment Management Limited, Schroder Personal Investment Management (investment adviser), Schroder Ventures Limited (investment adviser) and Schroder Venture International Holdings Limited (investment adviser). He is Chairman and Director of Schroder Properties Limited. He is also Director of several investment companies for which SCMI and/or its affiliates provide investment services.

              Sharon  L. Haugh,  Director.   Ms.  Haugh  is also  a Director  of
              Schroder Ltd. and Director of Schroder Advisors.

              Laura E. Luckyn-Malone, Director. Ms. Luckyn-Malone is also a Director of Schroder Ltd. and President and Director of a closed-end investment company for which SCMI and/or its affiliates provide investment services.

              Gavin D.L. Ralston, Director.   Mr. Ralston is also a  Director of
              Schroder Ltd.

              Mark J. Smith, Director. Mr. Smith is also Director, Schroder Ltd. and Schroder Investment Management (Guernsey) Limited, an investment management company, and Director and Vice President of Schroder Advisors. Mr. Smith is also a director of various investment trusts and open end investment companies for which SCMI and/or its affiliates provide investment services.

              John A. Troiano, Director. Mr. Troiano is also a Director of Schroder Ltd., Director of Schroder Advisors and President and Director open end investment companies for which Schroder and/or its affiliates provide investment services.

              Andrew R. Barker, First Vice President. Mr. Barker is also First Vice President of Schroder Ltd.

              J. Ann Bonathan, First Vice President. Ms. Bonathan is also First Vice President of Schroder Ltd. During the last two years, Ms. Bonathan has been Deputy Head of Custody Operations of SG Warburg, 1 Finsbury Avenue, London, merchant bankers.

              John D. Burns, First Vice President. During the last two years, Mr. Burns has been First Vice President of Schroder Ltd. and Assistant Director of Morgan Grenfell Asset Management Ltd., 20 Finsbury Circus, London EC2M 1NB, an investment adviser.

              Heather F. Crighton, Vice President. Ms. Crighton is also Vice President of Schroder Ltd.

              Louise Crouset, First Vice President. Mr. Crouset is also First Vice President of Schroder Ltd. and, until October 1993, was Vice President of Wellington Management, an investment adviser.

              Robert C. Davy, First Vice President. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

              Margaret H. Douglas-Hamilton, Secretary. Ms. Douglas-Hamilton is also First Vice President and General Counsel of Schroders Incorporated, 787 Seventh Avenue, New York, New York, the holding company for various United States based SCMI affiliates. Ms. Douglas-Hamilton is also Secretary to various SCMI affiliates, including Schroder Advisors.

              Abdallah Nauphal, First Vice President.

              Joshua Shapiro, First Vice President.

              John Stainsby, First Vice President. Mr. Stainsby is also First Vice President of Schroder Ltd.

              Ellen B. Sullivan, First Vice President.

              Fariba  Talebi, Group  Vice  President.   Ms.  Talebi is  also  an
              officer of various open end investment companies for which SCMI and/or its affiliates provide investment services.

              Jan Kees van Heusde, First Vice President. Mr. van Heusde is also First Vice President of Schroder Ltd.

              Patrick Vermeulen, Vice  First President.   Mr. Vermeulen  is also
              Vice First President of Schroder Ltd.

              Kathleen Adams, Vice President. Ms. Adams is also Vice President of Schroder Advisors.

              Mark J. Astley, Vice President.

              William H.  Barnes, Vice President.   During the  last two  years,
              Mr. Barnes has been a marketer at Nomura Capital Management Ltd., 180 Maiden Lane New York, NY 10038, and investment adviser.

              Susan M. Belson, Vice President.

              Alan Gilston, Vice President.

              Robert A. Jackowitz, Vice President.

              Clare L. Latham, Vice President.   During the last two  years, Ms.
              Latham has been First Vice President of Schroder Ltd. and Analyst at the Bank of England, Threadneedle Street, London EC2R 8AH.

              Catherine A. Mazza, Vice President. During the last two years, Ms. Mazza has been a Vice President of Alliance Capital, 1345 Sixth Avenue, New York, NY 10105, an investment adviser.

              Robert J. Martorana, Vice President.

              Thomas Melendez, Vice President. During the last two years, Mr. Melendez has been a Vice President of Natwest Securities, 175 Water Street, New York, NY, an investment adviser.

              Ira L. Unschuld, Vice President. Mr. Unschuld is also an officer of various open end investment companies for which SCMI and/or its affiliates provide investment services.

              Dawn M. Vroegop, Vice President. During the last two years, Ms. Vroegop has been an Associate of A.T. Keaney, Inc., 153 East 53rd Street, New York, NY, management consultants.


     Item 29.    Principal Underwriters.
     --------    -----------------------

              (a)     Not applicable.

              (b)     Not applicable.

              (c)     Not applicable.

     Item 30.     Location of Books and Records.
     --------     ------------------------------

              The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc. and Forum Financial Corp., Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodian, which is named under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment adviser, which is named in Item 28 hereof.


     Item 31.     Management Services.
     --------     --------------------

              Not applicable.


     Item 32.     Undertakings.
     --------     ------------

              Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                     SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of New York and the State of New York on the 14th day of October, 1996.


                                       SCHRODER CAPITAL FUNDS

                                       By: /s/ Laura E. Luckyn-Malone
                                          ---------------------------
                                          Laura E. Luckyn-Malone
                                          President

                                    EXHIBIT INDEX


     (a)      Financial Statements.

              (1)     Included in Part A

                      Not applicable

              (2)     Included in Part B

                      Not applicable

     (b)      Exhibits:

              (1) Trust Instrument of Schroder Capital Funds (the "Trust") (filed as Exhibit 1 to the Trust's Initial Registration Statement and incorporated herein by reference).

              (2)     Not applicable.

              (3)     Not applicable.

              (4)     Not applicable.

              (5)     (a)      Form of Investment Advisory Agreement between the
                               Trust    and    Schroder    Capital    Management
                               International  Inc.  ("SCMI")   with  respect  to
                               International  Equity   Fund,  Schroder  Emerging
                               Markets Fund Institutional Portfolio and Schroder
                               U.S.  Smaller  Companies   Portfolio  (filed   as
                               Exhibit 5 to the Trust's Amendment No. 1 and incorporated herein by reference).

                      (b) Form of Investment Advisory Agreement between the Trust and SCMI with respect to Schroder International Smaller Companies Portfolio (to be filed).

              (6)     Not required.

              (7)     Not applicable.

              (8) Form of Custodian Agreement between the Trust and The Chase Manhattan Bank, N.A. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 8 to the Trust's Initial Registration Statement and incorporated herein by reference).

              (9)     (a)      Form  of  Administration  Agreement  between  the
                               Trust   and  Schroder  Fund  Advisors  Inc.  with
                               respect to International Equity Fund and Schroder
                               Emerging  Markets  Fund  Institutional  Portfolio

                               (filed as Exhibit 9(a) to the Trust's Initial Registration Statement and incorporated herein by reference).

                      (b) Form of Sub-Administration Agreement between the Trust and Forum Financial Services, Inc. ("Forum") with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(b) to the Trust's Initial Registration Statement and incorporated herein by reference).

                      (c) Form of Administration Agreement between the Trust and Forum with respect to the Schroder U.S. Smaller Companies Portfolio (to be filed).

                      (d) Form of Administration Agreement between the Trust and SCMI with respect to the Schroder U.S. Smaller Companies Portfolio (to be filed).

                      (e) Form of Administration Agreement between the Trust and SCMI with respect to the Schroder International Smaller Companies Portfolio (to be filed).

                      (f) Form of Sub-Administration Agreement between the Trust and Forum with respect to the Schroder International Smaller Companies Portfolio (to be filed).

                      (g) Form of Transfer Agency and Portfolio Accounting Agreement between the Trust and Forum Financial Corp. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(c) to the Trust's Initial Registration Statement and incorporated herein by reference).

                      (h) Form of Placement Agent Agreement between the Trust and Forum with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(d) to the Trust's Initial Registration Statement and incorporated herein by reference).

              (10)    Not required.

              (11)    Not required.

              (12)    Not required.

              (13)    Not applicable.

              (14)    Not applicable.

              (15)    Not applicable.

              (16)    Not applicable.